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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Optelecom, Inc. on Form S-2 of our report dated March 7, 2000 (March 28, 2000 as to Note 2), appearing in the Annual Report on Form 10-K of Optelecom, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



McLean, VA
May 25, 2000